EXHIBIT 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO AUSTRALIA, CANADA OR JAPAN

MICROMUSE INC
RECOMMENDED CASH OFFER FOR
RIVERSOFT PLC
COMPULSORY ACQUISITION OF RIVERSOFT SHARES

On 24 July 2002 Micromuse Inc (“Micromuse”) announced that the recommended cash offer (the “Offer”) made by Micromuse UK Limited, a wholly-owned subsidiary of Micromuse (the “Offeror”) and (outside the United States) by Credit Suisse First Boston (Europe) Limited (“CSFB”) on its behalf, for the whole of the issued and to be issued share capital of RiverSoft plc (“RiverSoft”), as set out in the offer document dated 24 June 2002 (the “Offer Document”) had been declared unconditional in all respects.

The Offeror is today issuing to RiverSoft Shareholders who have not yet accepted the Offer, formal notices under section 429 of the Companies Act 1985 to acquire compulsorily all those RiverSoft Shares in respect of which valid acceptances have not been received.

The compulsory acquisition process is expected to be completed on (or shortly after) 11 September 2002 (being the expiry of six weeks after the date of the statutory notice). The Offer will remain open for acceptance until the compulsory acquisition process has been completed.

As stated in the announcement on 24 July 2002 Micromuse UK will procure that RiverSoft applies for the cancellation of the listing on the Official List of the UK Listing Authority of the RiverSoft Shares and the cancellation of the RiverSoft Shares on the London Stock Exchange, such cancellation is expected to take place on 21 August 2002.

Unless the context otherwise requires, defined terms used in this announcement shall have the meanings given to them in the Offer Document.

This press announcement does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the Offer or otherwise. The full terms and conditions of the Offer (including details of how the Offer may be accepted) are set out in the Offer Document and the Form of Acceptance accompanying the Offer Document.

The availability of the Offer to holders of RiverSoft Shares who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Holders of RiverSoft Shares who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements. Unless otherwise determined by Micromuse and permitted by applicable law and regulation, the Offer is not being made, directly or indirectly, in or into, Australia, Canada or Japan and the Offer is not capable of acceptance from or within Australia, Canada or Japan. Accordingly, unless otherwise determined by Micromuse and permitted by applicable law and regulation, neither copies of this announcement nor any other documents related to the Offer are being, or may be, mailed or otherwise forwarded, distributed or sent in, into or from Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions.

CSFB is acting for Micromuse and the Offeror and for no one else in connection with the Offer and will not be responsible to anyone other than Micromuse and the Offeror for providing the protections afforded to clients of CSFB or for providing advice in relation to the Offer.

Cautionary Note Regarding Forward-Looking Statements under the United States Private Securities Litigation Act of 1995:  Information in this release that involves Micromuse’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. Factors that would cause actual results to differ materially from those described in this announcement include: the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully RiverSoft within Micromuse or to realize synergies from such integration; costs and terms related to the acquisition of RiverSoft; the economic environment of the industries in which Micromuse and RiverSoft operate; failure to retain RiverSoft management; regulatory change in the industry, the general economic environment; and other risk factors described in other documents Micromuse files from time to time with the SEC, including its recent filings on Form 10-K and Form 10-Q. All forward-looking statements included in this release are based upon information available to Micromuse as of the date of this release, and Micromuse, does not assume any obligation to update any such forward-looking statement. These statements made pursuant to the safe harbour provisions contained in the private Securities Litigation Reform Act of 1995 are not guarantees of future performance. Actual results could differ materially from current expectations.